NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

Epsilon
Jessica Simon – Media
212.457.7135
jsimon@epsilon.com

#1 DIRECT MARKETING AGENCY EPSILON TO PROVIDE SERVICES TO KRAFT FOODS

Epsilon to Provide Comprehensive Digital and Direct Marketing Services for North American
Consumer Web Brands

DALLAS (Feb. 9, 2010) – Epsilon, the industry’s leading marketing services firm, is supporting Kraft Foods in developing an enhanced, innovative consumer relationship marketing program. An Alliance Data (NYSE: ADS) business, Epsilon announced today that it will provide a comprehensive direct-to-consumer marketing solution, including database and data management, consumer data integration, permission-based email marketing services, multi-channel campaign management and interactive web services to Kraft Foods Inc. (NYSE: KFT). Kraft Foods is the world’s second-largest food company with annual revenues of $42 billion.

The multi-year agreements Epsilon signed with Kraft Foods support the company’s largest North American consumer web brands, including KraftFoods.com, KraftCanada.com and ComidaKraft.com. Epsilon’s full-service marketing and technology teams will provide a wide range of marketing services to Kraft Foods, including a consolidated database and consumer data management environment; consumer address management including change of address processing; marketing campaign management; business intelligence, reporting and analytics capabilities; permission-based email marketing services; and secure application and web services access to Kraft Foods’ consumer database.

Epsilon’s marketing technology, analytics and modeling expertise will enable Kraft Foods to achieve a holistic view of their consumers, enabling them to better understand consumer preferences and to develop customized and innovative communication strategies across multiple consumer touch points, including print, web, call center and other channels.

“We are thrilled to be working with Kraft Foods and supporting their iconic brands. With a history of providing premium food and beverages to consumers worldwide, the company will benefit from Epsilon’s technology and resources to nurture their consumer relationships and grow their business,” said Bryan Kennedy, president of Epsilon.  “As a leader in the marketing technology space, we have experience developing strategic marketing and database solutions for our clients that measurably drive sales, enhance brand affinity and strengthen consumer relationships.”

About Epsilon

Epsilon is the industry’s leading marketing services firm. Ad Age ranks Epsilon #1 U.S. Direct Marketing Agency. Services include strategic consulting, database and loyalty technology, proprietary data, predictive modeling and a full range of creative and interactive services including brand and promotional development, web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data (NYSE: ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data. Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit its web site, www.AllianceData.com .

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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